                                                                    Exhibit 99.2

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

     I, Richard C. Cary, the acting chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended September 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: November 14, 2002


                                      /s/ Richard C. Cary
                                      ------------------------------------------
                                                      Richard C. Cary
                                            Acting Chief Financial Officer and
                                                Chief Accounting Officer
                                               (principal financial officer)